UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016 (April 6, 2016)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 6, 2016, Fifth Street Asset Management Inc. (the “Company”) entered into an agreement (the “Agreement”) with The Mangrove Partners Master Fund, Ltd. and Mangrove Partners (collectively, “Mangrove”). Under the terms of the Agreement, the Company has agreed that, as long as Mangrove’s aggregate beneficial ownership of the Class A Common Stock of the Company (the “Common Stock”) exceeds 5% of the Company’s then outstanding Common Stock (the “Minimum Ownership Threshold”), Mangrove will be entitled to nominate a director of the Company. Subject to certain customary vetting procedures and such nominee qualifying as “independent” pursuant to the Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards, the Board of Directors of the Company (the “Board”) has agreed to take all necessary action to appoint such nominee to the Board.

In addition, as long as Mangrove’s aggregate beneficial ownership of the Common Stock exceeds the Minimum Ownership Threshold, the Company and Mangrove have agreed to mutually seek and identify one additional new director who is not affiliated or associated with Mangrove and who qualifies as “independent” under the standards described above. Any such new director search process will be conducted by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). If, upon the joint recommendation by the Nominating Committee and Mangrove, the Board votes to approve such additional nominee, then the Board has agreed to take all necessary action to appoint the additional nominee as a director of the Company.

In addition, pursuant to the terms of the Agreement, Mangrove has agreed to vote all of the shares of common stock of Fifth Street Senior Floating Rate Corp. (“FSFR”) beneficially owned by it on March 2, 2016, the record date for FSFR’s 2016 annual meeting of stockholders, totaling, in the aggregate approximately 932,281 FSFR shares, in accordance with the recommendations of FSFR’s board of directors as set forth in FSFR’s definitive annual proxy statement on Schedule 14A filed by FSFR with the SEC.

The Agreement’s outside termination date is the date on which the Company’s 2017 annual meeting of stockholders concludes.

The foregoing summary of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 8.01.

On April 7, 2016, the Company issued a press release announcing the entering into of the Agreement and related matters. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference in its entirety into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Agreement, dated as of April 6, 2016, by and among Fifth Street Asset Management Inc., The Mangrove Partners Master Fund, Ltd. and Mangrove Partners
99.2	Press release dated April 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: April 7, 2016	By:	/s/ Kerry Acocella
Name: Kerry Acocella Title: Senior Vice President, Legal and Secretary

INDEX

Exhibit No.	Description
99.1	Agreement, dated as of April 6, 2016, by and among Fifth Street Asset Management Inc., The Mangrove Partners Master Fund, Ltd. and Mangrove Partners
99.2	Press release dated April 7, 2016